SERCURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                            FORM  8-K




                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)        September 29, 1995





             AMALGAMATED AUTOMOTIVE INDUSTRIES, INC.



      PENNSYLVANIA                 2-37589 & 1-6886          23-1716951


(State or other jurisdictional     (Commission File     (IRS Employee
of incorporation or organization)   Number)           Identification Number)


POST OFFICE BOX 2441
1731 SOUTH 19TH STREET, HARRISBURG, PENNSYLVANIA           17104

(Address of principal executive offices)
(Zip Code)


Registrant's telephone number, including erea code       717/939-7893





                             NO CHANGE

(Former name or former address, if changed last reported)









Item 5. Other Events

      (a)    Further Amendments to Forebearance Agreement with Provident Bank
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             of Maryland
             -----------
            As reported most recently in the Issuer's Quarterly Report on the Form 10-QSB, for the period ended July 31, 1995, the Issuer has maintained a revolving line of credit with the Provident Bank of Maryland ("Provident") since May 1992. Under the original loan agreement, the Issuer was allowed to borrow up to $2,000,000 and at April 30, 1995, the Issuer had utilized the credit facility to the extent of $1,877,000. The line of credit is collateralized by accounts receivable, inventory, equipment, and working fund accounts maintained at the bank. The agreement provides among other things, for maintenance of working capital above $750,000 and tangible net worth above $500,000, the meeting of certain performance ratios and cash flows (as defined in the agreement).
            In the Management's Discussion and Analysis Section of its Annual Report on Form 10-KSB for the 12 months ended October 31, 1994, the Issuer reported that although it was in default of certain ratio and cash flow requirements under its line of credit agreement, Provident had agreed to waive its rights and remedies allowed per the loan agreement as of October 31, 1994 but as a condition for the waiver, the loan interest rate under the loan agreement had been increased from 2% to 4% per annum above the bank's prime rate effective January 9, 1995.
            As reported in the Issuer's Current Report on Form 8-K, dated
April 28, 1995, Provident by letter received April 28, 1995, advised that it was the bank's intent for the Issuer to repay or replace Provident's credit facilities by no later than June 1, 1995. The Issuer also reported that it had engaged a firm to provide consulting services to include such matters as the structuring of financing alternatives, preparation of financial and marketing presentations and making inquiries within the industry regarding interest in the possible acquisition of the Company's stock or assets. The Issuer further reported that management, with the assistance of the consulting firm, was in the process of seeking alternative financing arrangements to replace Provident's credit facilities at the earliest opportunity, but was uncertain whether it could be accomplished by June 1, 1995. It was also reported that the Issuer had received some expressions of interest in the possible purchase of its shares or a substantial portion of its assets and had commenced discussions of a preliminary nature with firms expressing an interest and that Shareholders had been advised that management would consider legitimate proposals and, if they merit it, make a recommendation regarding same to Shareholders.
            By letter dated June 1, 1995, Provident demanded the immediate and full repayment of all sums outstanding under the Issuer's revolving line of credit loan agreement. On June 5, 1995, the Issuer and Provident entered into a Forbearance Agreement ("Forbearance Agreement") which was attached to the April 30, 1995 Form 10-QSB as Exhibit No (10.9), whereby Provident agreed to forbear from the immediate execise of its enforcement and collection rights until 5:00 p.m. on June 30, 1995 and to continue to advance funds under the revolving credit line as modified by the Forbearance Agreement. Under the terms of the Forbearance Agreement, all payments received on the Issuer's accounts and receivables and all payments received as a result of the sale or the disposition of the Issuer's inventory were paid to Provident and applied to reduce the sums owed by the Issuer to Provident. In addition, the original $2,000,000 revolving line of credit was modified and the aggregate allowable principal amount outstanding reduced by $37,500 weekly to $1,824,500 for the week ended June 30, 1995.






            As reported in the Issuer's Current Reports on Form 8-K, dated
June 30 and July 27, 1995 and the Quarterly Report on Form 10-QSB for the period ended July 31, 1995, the Issuer and Provident agreed to Amendments to the Forbearance Agreement, whereby Provident agreed to continue to forbear until until 5:00 p.m. on September 30, 1995, to continue to advance funds under the revolving credit line and to increase the credit line as reduced by the Forbearance Agreement to $1,862,000 for the period July 1, 1995 to the amended Date of Termination. Except as specifically modified, all other terms and provisions of the Forbearance Agreement remained in effect.
            As of September 29, 1995, the Issuer and Provident, Inter Alia, agreed to a Fourth Amendment to the Forbearance Agreement, whereby Provident agreed to continue to forbear until 5:00 P.M. on October 10, 1995. All other terms and provisions of the Forbearance Agreement as previously amended would remain in full force and effect. For a full complete description and understanding of terms and conditions of the Fourth Amendment to the Forbearance Agreement, referemce should be made to the agreement which is attached hereto as Exibit NO.
(10.13). As of October 6, 1995, the Issuer and Provident agreed to a Fifth Amendment to the Forbearance Agreement whereby Provident agreed to continue to forbear until 5:00 P.M. on October 31, 1995 and the parties agreed that all other terms and provisions of the Forbearance Agreement as previously amended remain in full force and effect. For a full and complete description and understanding of the terms and conditions of the Fifth Amendment to the Forbearance Agreement, reference should be made to the agreement which is attached hereto as Exibit NO. (10.14).


      (b)    Commitment Letter for New Credit Facility
             ------------------------------------------


      On September 28, 1995, the Issuer received a Commitment Letter from CIT Corporation ("CIT") for a $2,500,000 credit line, a portion of which would be used to repay the Provident loan. CIT is in the process of completing its due diligence audit and a closing date for the Cit loan has not yet been established.


      (c)    Possible Merger with Seaboard Automotive Inc.
             ---------------------------------------------


      As previously reported, the Issuer had received expressions of possible interest in the purchase of the Issuer's shares and/or assets, which were being reviewed by management. The Issuer and Seaboard Automotive Inc. of Blackwood, New Jersey, have now entered into a preliminary agreement whereby Seaboard would acquire all of the outstanding stock of Amalgamated on a 2 shares of Amalgamated for 1 share of Seaboard basis. It is expected that a definitive agreement will will be executed on or about October 31, 1995 and that the transaction will be concluded as soon as possible thereafter upon shareholder approval.










                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  AMALGAMATED AUTOMOTIVE INDUSTRIES INC.
                                  --------------------------------------
                                               (Registrant)


Date: October 20, 1995            /s/ Kurt J. Myers
                                  --------------------------------------
                                  Kurt J. Myers
                                  President and Chief Executive Officer



Date: October 20, 1995            /s/ Nick J. Chacanias
                                  --------------------------------------
                                  Nick J. Chacanias
                                  Treasurer